Exhibit 99.(9)

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

November 28, 2012

PACE Select Advisors Trust

1285 Avenue of the Americas

New York, NY 10019-6028

Re:                             PACE Select Advisors Trust

Post Effective Amendment No. 35 to the Registration Statement

on Form N-1A (“Registration Statement”)

Dear Ladies and Gentlemen:

We have acted as counsel for PACE Select Advisors Trust (the “Registrant”), a statutory trust duly organized and validly existing under the laws of the State of Delaware, in connection with the Registration Statement relating to the issuance and sale by the Trust of an indefinite number of its authorized shares of beneficial interest (“shares”) under the Securities Act of 1933, as amended (the “1933 Act”) and under the Investment Company Act of 1940, as amended. We have examined such governmental and trust certificates and records as we deemed necessary to render this opinion and we are familiar with the Registrant’s Amended and Restated Trust Instrument and Amended and Restated By-Laws, each as amended to date.

Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to the Registration Statement, when paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Trust’s Statement of Additional Information of the Registration Statement to be dated on or about November 28, 2012 and in any revised or amended versions thereof, under the caption “Counsel.” In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP

US  Austin  Boston  Charlotte  Hartford  New York  Newport Beach  Philadelphia  Princeton  San Francisco  Silicon Valley  Washington DC

EUROPE  Brussels  London  Luxembourg  Munich  Paris  ASIA  Beijing  Hong Kong